Exhibit 10.34

SECURITY AND INTER-CREDITOR

CLARIFICATION AGREEMENT

This SECURITY AND INTER-CREDITOR CLARIFICATION (this “Agreement”) is made as of August, 12, 2015, by and among: (a) American CareSource Holdings, Inc., a Delaware corporation (“Borrower”); (b) the direct or indirect, wholly-owned subsidiaries of Borrower executing below (each individually, a “Subsidiary” and all collectively, the “Subsidiaries”); (c) John Pappajohn, Mark Oman, and Bruce Rastetter (each individually, an “Applicable Guarantor” and collectively, the “Applicable Guarantors”); and (d) Equity Dynamics, Inc., a Iowa corporation (“EDI”), solely as the current Collateral Agent under, and as defined in, that certain Security and Inter-Creditor Agreement, dated December 4, 2014 (the “Inter-Creditor Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed in the Inter-Creditor Agreement.

RECITALS

WHEREAS, Borrower, Subsidiaries, the Applicable Guarantors and EDI (each, a “Party”, and collectively, the “Parties”) have executed the Inter-Creditor Agreement with respect to certain rights and obligations of the Parties in connection with, among other things, the December Note and the December Guaranties;

WHEREAS: (a) Borrower negotiated to increase the maximum principal balance under the December Note from $6,000,000 to $7,000,000; (b) pursuant to the terms of the December Guaranties, the Applicable Guarantors remain obligated to the Bank with respect to Borrower’s obligations under the December Note, including the additional $1,000,000 thereunder; (c) in consideration of the Applicable Guarantors’ guarantee of the additional $1,000,000, each will be issued his Proportionate Share (as described below) of 300,000 warrants to purchase common stock of Borrower, (d) the Inter-Creditor Agreement addresses the rights and obligations of the parties with respect to the December Note, as the same may be amended, restated or modified from time to time; and

WHEREAS, the Parties desire to clarify the intention of the Parties with respect to the increased maximum loan amount under the December Note.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties confirm that the terms of the Inter-Creditor Agreement continue to govern their respective rights and obligations with respect to the December Note, the December Guaranties, the Collateral and all other matters set forth in the Inter-Creditor Agreement, including, without limitation, any such rights and obligations that relate to indebtedness under the December Note in excess of six million dollars. All terms and conditions of the Inter-Creditor Agreement are hereby incorporated by reference as if fully set forth herein, including without limitation, Section 8 (Miscellaneous); provided, however, that upon the increase of the maximum loan amount under the December Note to $7,000,000, the chart on Exhibit A-2 to the Inter-Creditor Agreement shall be interpreted to read as follows:

Guarantor	Guaranty Amount	Proportionate Share %
John Pappajohn	$3,500,000	50%
Mark Oman	$2,333,333	33.33%
Bruce Rastetter	$1,166,667	16.67%
Total	$7,000,000	100.0%

[Signature page follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

BORROWER:	Equity Dynamics, Inc., as Collateral Agent

American CareSource Holdings, Inc.,	By:	/s/ Matthew P. Kinley
a Delaware corporation	Name:	Matthew P. Kinley
	Title:	SVP

ACSH Primary Care Holdings, LLC,	APPLICABLE GUARANTORS:

ACSH Urgent Care Holdings, LLC,
/s/ John Pappajohn
ACSH Service Center, LLC,	John Pappajohn, Guarantor

each a Delaware limited liability company
/s/ Mark Oman
ACSH Primary Care of Florida, LLC	Mark Oman, Guarantor
ACSH Urgent Care of Florida, LLC,
each, a Florida limited liability company
/s/ Bruce Rastetter
ACSH Primary Care of Georgia, LLC	Bruce Rastetter, Guarantor
ACSH Urgent Care of Georgia, LLC
each, a Georgia limited liability company

ACSH Primary Care of Virginia, LLC
ACSH Urgent Care of Virginia, LLC
each, a Virginia limited liability company

ACSH Primary Care of Alabama, LLC
ACSH Urgent Care of Alabama, LLC
each, an Alabama limited liability company

By:	/s/ John Pappajohn
Name:	John Pappajohn
Title:	Chairman & Acting CEO